UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 24, 2021

Movano Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40254	26-0579295
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6200 Stoneridge Mall Rd., Suite 300 Pleasanton, CA	94588
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (415) 651-3172

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	MOVE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 25, 2021, Movano Inc. (the “Company”) reported that Dr. John Mastrototaro, a current member of the Company’s Board of Directors, will join the Company as Chief Executive Officer, effective April 1, 2021. As previously described in the final prospectus, dated March 22, 2021 (the “Prospectus”), relating to the Registration Statement on Form S-1 (File No. 333-252671), as amended, and Registration Statement on Form S-1MEF (File No. 333-254602), filed with the Securities and Exchange Commission on March 24, 2021, pursuant to Rule 424(b) under the Securities Act of 1933, as amended, Michael Leabman, the Company’s current Chief Executive Officer will transition to the role of Chief Technology Officer in connection with Dr. Mastrototaro’s appointment as the Company’s Chief Executive Officer.

Dr. John Mastrototaro, age 60, has served as a director of the Company since December 2020. Dr. Mastrototaro has over 30 years of experience in the medical device industry, leading innovation and bringing new products to the market. Dr. Mastrototaro joins the Company from Orthosensor, Inc., where he has served as the Chief Operating Officer of Orthosensor, Inc. since 2017. Previously, Dr. Mastrototaro spent the majority of his career with Medtronic, PLC. and MiniMed, Inc., where he was instrumental in initiating and leading a series of firsts in the world of diabetes, including the ambulatory continuous glucose monitoring system, the sensor augmented insulin pump and the early generations of the artificial pancreas. Prior to joining Orthosensor, Dr. Mastrototaro was Medtronic’s first VP of Informatics from 2013 to 2017, a role in which he helped develop a corporate strategy for the use of data and analytics to improve healthcare delivery. During his tenure in Medtronic’s Diabetes division, Dr. Mastrototaro held a number of positions, including CTO, VP of R&D and Business Development and Global VP of Clinical Research and Health Affairs. Dr. Mastrototaro started his career with Eli Lilly. He holds a B.A. in Mathematics and Physics from Holy Cross College and M.S. and Ph.D. in Biomedical Engineering from Duke University.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

Amended and Restated Certificate of Incorporation

On March 24, 2021, Movano Inc. (the “Company”) filed its third amended and restated certificate of incorporation (the “Third Amended and Restated Certificate of Incorporation”) with the Secretary of State of the State of Delaware in connection with the initial public offering of shares of the Company’s common stock. As described in the Prospectus, the Company’s board of directors and stockholders previously approved the Third Amended and Restated Certificate of Incorporation to be effective in connection with the Company’s initial public offering. A description of certain provisions of the Third Amended and Restated Certificate of Incorporation is set forth in the section titled “Description of Capital Stock” in the Prospectus.

The foregoing description of the Third Amended and Restated Certificate of Incorporation is qualified in its entirety by reference to the full text of the Third Amended and Restated Certificate of Incorporation, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Amended and Restated Bylaws

On March 25, 2021, the amended and restated bylaws of the Company (the “Amended and Restated Bylaws”) became effective in connection with the closing of the initial public offering of shares of the Company’s common stock. As described in the Prospectus, the Company’s board of directors previously approved the Amended and Restated Bylaws to be effective in connection with the closing of the Company’s initial public offering. A description of certain provisions of the Amended and Restated Bylaws is set forth in the section titled “Description of Capital Stock” in the Prospectus.

The foregoing description of the Amended and Restated Bylaws is qualified in its entirety by reference to the full text of the Amended and Restated Bylaws, which is filed as Exhibit 3.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01 Other Events.

On March 25, 2021, the Company completed its initial public offering (the “Offering”) of 9,775,000 shares of its common stock at a price to the public of $5.00 per share, which includes the exercise in full by the underwriters of their option to purchase from the Company an additional 1,250,000 shares of the Company’s common stock. The gross proceeds to the Company from the Offering were $48,875,000, before deducting underwriting discounts and commissions and estimated offering expenses payable by the Company.

In connection with the Offering, the Company issued to the underwriters in the Offering warrants to purchase 956,973 shares of the Company’s common stock at an exercise price of $6.00 per share. A description of the warrants is set forth in the section titled “Underwriting - Underwriter Warrants” in the Prospectus.

9.01. Financial Statements and Exhibits.

The exhibits required to be filed as a part of this Form 8-K are listed in the Exhibit Index attached hereto and incorporated herein by reference.

Exhibit No.	Description
3.1	Third Amended and Restated Certificate of Incorporation.

3.2	Amended and Restated Bylaws of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Movano Inc.

Date: March 25, 2021	By:	/s/ Jeremy Cogan
	Name:	Jeremy Cogan
	Title:	Chief Financial Officer

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